Exhibit 10.2

RESTRICTED STOCK PLAN II
OF
TECHNITROL, INC.
(Amended and Restated as of April 30, 2003)

          Pursuant to the terms and conditions contained in the Technitrol, Inc. Incentive Compensation Plan, a Restricted Stock Plan II (the “Plan”) was adopted for employees (the “Employees”) of Technitrol, Inc. and its subsidiaries (collectively the “Company”) effective the 26th day of September, 1984, and was subsequently amended and restated, effective as of February 12, 1999. The Plan was amended and restated in its entirety effective as of January 1, 2001, and is amended as of April 30, 2003.

          1.          Purpose

                       (a) This Plan is intended to provide a method whereby the officers of Technitrol, Inc. and key employees of the Company who are largely responsible for the operations of the Company may be offered incentives in addition to those of current compensation and future pensions to continue in the service of the Company and all of its stockholders. Such incentives shall be in the form of shares of the Common Stock of the Company (the “Shares”). The Plan is also intended to enable the Company to obtain and retain the services of qualified executive officers and key employees, and to reward and motivate them, by providing them with the opportunity to become owners of Common Stock of Technitrol, Inc.

                       (b) Shares of the Company’s common stock awarded under this Plan shall be immediately issued to the participating Employees in their own names, with all attendant rights of a stockholder (including, the right to receive dividends thereon and to vote such Shares, but excluding the right to physically possess such Shares for so long as they are restricted, as set forth in this Plan), subject to the restrictions, limitations, terms and conditions set forth in the Plan.

          2.          Eligible Employees; Administration

                       (a) The Employees of the Company eligible to participate in the Plan shall be the officers of Technitrol, Inc. and the other key employees in the Company’s corporate office and its operating business segments as determined from time to time by a Committee (the “Committee”) appointed by the Company’s Board of Directors (the “Board”). The Committee shall be the body which administers this Plan. The Committee must consist of at least two members, each of whom is a “non-employee director” (as defined in Section 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended).

                       (b) Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion (1) to select Employees and award Shares, (2) to determine the form and content of awards of Shares to be issued under the Plan, (3) to interpret the Plan, (4) to prescribe, amend and rescind rules and regulations relating to the Plan, and (5) to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing or electronically by a majority of the Committee without a meeting, shall be deemed the action of the Committee. If there are only two Committee members, they must act unanimously.

                       (c) In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any grant under the Plan to the full extent provided for under the Company’s governing instruments with respect to the indemnification of Directors.

          3.          Issuance of Shares; Performance Based Grants; Maximum Shares

                       (a)          Subject to the restrictions, terms, limitations and conditions contained in the Plan and imposed by the Committee consistent with the Plan, the Committee shall cause the Company to award and issue such number of Shares to such of the Employees from time to time as it in its sole discretion determines after consultation with the management of the Company. Upon such issuance, such Shares shall be validly issued and fully paid by the Company and shall be nonassessable. Consistent with the provisions of the Plan, the date of award (for purposes of determining the time denominated restriction period in Paragraph 4 hereof) will be the date of the meeting at which the Committee grants the Shares. Beneficial ownership is deemed to accrue to the Employee on the date the Company instructs its transfer agent to issue the Shares. Such Shares shall remain in the physical possession of the Company during any restriction period (as defined in Paragraph 4 (a) below). Each Employee, if requested by the Company, as a condition to transfer to him or her such Shares on the transfer books of the Company (and in order to facilitate return to the Company pursuant to Paragraph 4 hereof), shall, if so requested by the Committee, execute and deliver to the Company a blank stock power relating to such shares issued to him or her.

                       (b)          Such Shares may be issued at the sole discretion of the Committee from time to time on a regular or irregular basis, or as a reward for outstanding achievement or performance, or as an inducement to accept employment with the Company, or on account of such other criteria as may be established by the Committee. Notwithstanding the foregoing, all awards of Shares made to the Chief Executive Officer of Technitrol, Inc. shall, and any awards made to other Employees may, be based on the attainment of certain criteria to be designated by the Committee and specifically identified at the time of grant of the Shares from among the following criteria: cash flow, net operating profit, economic profit, earnings per share, acquisitions and/or divestitures, gross or net revenue growth, annual performance compared to approved plans, return on equity, assets, capital investment or sales, net income growth, total stockholder return, expense management, market share, new product introduction and/or organizational development. The Committee may use some or all of these performance criteria, either singly or together, and may link them to the performance of Technitrol, Inc. or any subsidiary, division or individual. The Committee shall have the sole and absolute authority to determine whether the performance criteria has been satisfied. The Committee may also require that the Chief Executive Officer of Technitrol, Inc. remain in the employ of the Company for some time after the attainment of the performance criteria prior to the removal of the restrictions on ownership as contained in Section 4(a) below.

                       (c)          Notwithstanding the foregoing, no Employee may be awarded more than 100,000 Shares in any 12-month period nor more than 300,000 Shares over the Employee’s entire employment with the Company.

          4.          Restrictions; Removal

                       (a) Except as otherwise set forth in this Plan, all Shares issued pursuant to this Plan shall be subject to the following restrictions. Such Shares may not be sold, transferred, assigned, pledged or otherwise alienated, encumbered or hypothecated until the restriction period as set forth in subparagraphs (b) and (c) below (the “Restriction Period”) has ended.

                       (b) Except as otherwise set forth in this Section 4, the Restriction Period related to the Shares issued to each Employee from time to time shall end upon the expiration of the third anniversary of the award of such Shares to all Employees other than the Chief Executive Officer of Technitrol, Inc. or such other Employees who have been awarded Shares to which performance criteria set forth in Section 3(b) above apply in which case the Restriction Period shall end upon attainment, if at all, of the performance criteria chosen by the Committee plus the fulfillment of the additional employment obligations, if any, set forth in the last sentence of Section 3(b) above. The Committee may reduce (but not increase) the number of Shares to take into account additional factors that the Committee determines relevant to measure performance. Upon the end of the Restriction Period the Shares theretofore subject to such restrictions shall be delivered to the Employee free from the restrictions provided herein. The stock power, if any, relating to such Shares shall be destroyed.

                       (c) Notwithstanding subparagraph (b) above, the Committee may with respect to Employees other than the Chief Executive Officer of Technitrol, Inc., specify in an award that the Restriction Period related to the Shares issued to such Employee shall terminate upon the attainment of certain performance goals as specified in such award. The Committee shall have the sole and absolute authority to determine whether the Employee has satisfied such performance goal or other terms and conditions set forth in the award.

                       (d) If an Employee dies or becomes totally disabled (as determined by the Company’s long-term disability insurance carrier at the time of the event) or retires on or after his or her normal retirement date (as defined in the Technitrol, Inc. Retirement Plan) prior to the expiration of three (3) years from the date Shares were issued to him or her under this Plan, then the Restriction Period shall end upon the date that death occurs or complete disability is deemed to have occurred, or that normal retirement is effective, and the Committee shall cause the Plan to be implemented in accordance with the provisions of Paragraph 4 and 5 of the Plan.

                       (e) If an Employee elects to retire before his/her normal retirement date but on or after his/her early retirement date (as defined in the Technitrol, Inc. Retirement Plan) or has employment terminated by the Company other than for cause (as defined below) prior to the expiration of the Restriction Period, then subject to the provisions of the following sentence, the

Employee shall be entitled to pro-rata vesting, based on the number of whole months elapsed since the award of such Shares divided by thirty-six, as to both the award of Shares provided in this Paragraph 4 and the cash award provided in Paragraph 5. Ownership of Shares not finally vested in the Employee after early retirement or termination other than for cause shall revert to the Company and the Employee shall have no further record, legal, beneficial or equitable interest in such Shares.

                       (f) If an Employee resigns or has employment terminated by the Company for cause (as defined below) prior to the expiration of the Restriction Period, ownership of all Shares issued to the Employee still subject to the restrictions provided herein shall revert to the Company, and Employee shall have no further record, legal, beneficial or equitable interest in such Shares.

                       (g) Nothing herein contained shall in any way interfere with the right of the Company to terminate the employment of the Employee for any reason whatsoever or for no reason.

                       (h) Notwithstanding the foregoing, in the case of subsections (d) and (e) above, the Committee shall have the right with respect to termination of the Restriction Period to adjust the effective award upward (but not in excess of the original award of Shares) or downward in its sole discretion, taking into account such factors as it determines to be relevant.

                       (i) For purposes of the Plan, “cause” shall mean (A) the continued and willful failure of the Employee to follow the lawful orders of his/her direct superior, (B) violation by the Employee of a material published rule or regulation of the Company or a provision of the Company’s Statement of Principles (in effect from time to time) or (C) conviction of a crime which renders the Employee unable to perform his/her duties effectively; provided that in the case of (A) or (B), the Company shall give the Employee written notice of the action or omission which the Company believes to constitute cause and the Employee shall have 30 calendar days to cure such action or omission. Determination of “cause” by the Committee shall be final and binding on all parties.

          5.          Additional Cash Award

                       (a) If the Employee continues in the employ of the Company through the end of the Restricted Period or otherwise becomes entitled to be treated as vested under either Paragraph 4(d) or 4(e) hereof, then subject to the limitations and conditions contained in Paragraph 4(e), and the provisions of the remainder of this paragraph, the Employee shall also receive a cash award (the “Cash Award”) equal to the quotient of (i) the product of (A) the market value of the Company’s Common Stock the subject of such award (as indicated by the closing price on the stock exchange on which the Company’s shares are listed in the Wall Street Journal as of the date the Restricted Period ends or the date of the modified award under Paragraph 4(e), if earlier), multiplied by (B) the highest individual Federal income tax rate (including any surcharge) then in effect, divided by (ii) 1 minus the highest individual Federal income tax rate (including any surcharge) then in effect. In the event that the Employee is a taxpayer of the United States, and the opportunity to make an election under Section 83(b) of the

U.S. Internal Revenue Code of 1986 as amended (an “83(b) Election”) is available to the Employee, (irrespective of whether the law of his state of domicile recognizes such election) then, whether or not the employee makes the 83(b) Election (see Paragraph 9 below for how the 83(b) Election is properly made) the amount of the Cash Award shall not exceed 65% of the market value of the Company’s Common Stock (determined as above) subject to the award as of the date beneficial ownership accrued to the Employee. An 83(b) Election has the effect of including the value of the Common Stock Award as of the date beneficial ownership accrued to the Employee and the Cash Award in the Employee’s compensation for income tax purposes in the year of the award, instead of the year during which the Restriction Period ends. (See also Paragraph 9.) If an 83(b) Election is not available to the Employee, the amount of the Cash Award shall not exceed 165% of the market value of the Company’s Common Stock subject to the award as of the date beneficial ownership accrued to the Employee.

          For purposes of this paragraph, the Committee shall have the sole discretion of determining whether an Employee is a taxpayer of the United States, and whether an 83(b) election is available to the Employee, based on the facts and circumstances and the Committee’s interpretation of the Internal Revenue Code and regulations thereunder.

                       (b) Notwithstanding the foregoing, with respect to the Chief Executive Officer of Technitrol, Inc., the Cash Award shall be the full amount of the tax on the award (so that the limitation in Section 5(a) shall not apply) plus the tax on the Cash Award, all of which shall be calculated at the rate of 41.5%.

                       (c) The Cash Award less applicable withholding taxes shall be paid to the Employee recipient not later than (A) in cases where no 83(b) Election is made, seventy-five (75) days after (i) the last day of the calendar year in which the date the Restriction Period ends or (ii) the date on which the modified award under Paragraph 4 is approved by the Committee (in the case of Paragraph 4(e) or (B) in the case where an 83(b) Election is made within the time period required by Section 83(b) and the rules and regulations hereunder.

          6.          Other Restrictions

                       Consistent with the purposes of the Plan, the Committee may impose other restrictions on Shares issued hereunder, including, without limitation, restrictions under the Securities Act of 1933, under the requirements of any stock exchange upon which such Shares are then listed, and under any blue sky or securities laws applicable to such Shares.

          7.          Change of Control

                       (a) Notwithstanding anything to the contrary in the Plan, in the event there is a “change of control” of Technitrol, Inc., then, in that event, notwithstanding the provisions of Paragraph 4 hereof, the Restriction Period for any Shares granted under the Plan shall terminate on the date of such change of control and all Shares shall be vested 100% in all Employees and distributed to them immediately, free of any and all restrictions, accompanied by the Cash Awards in the maximum amounts provided in Paragraph 5 hereof.

                       (b) For purposes of the Plan, “change of control” means the occurrence of either of the following events: (1) any “Person” or “Persons” as defined in Sections 13(b) and 14(b) of Securities Exchange Act of 1934, as amended (the “Act”), is or becomes the “Beneficial Owner” (as defined in Rule 13(d)-3 of the Act), directly or indirectly, of securities of the Company representing more than twenty-five percent (25%) of the combined voting power of the Company’s then outstanding securities or (2) more than fifty percent (50%) of the assets of the Company, which are used to generate more than fifty percent of the earnings of the Company in any one of the last three fiscal years, are disposed of, directly or indirectly, by the Company (including stock or assets of a subsidiary(ies) in a sale, exchange, merger, reorganization or similar transaction.

          8.            Assignment

                       Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution.

          9.            83 (b) Election

                       If an employee who is a taxpayer of the United States makes an 83(b) Election in the year of the award of Shares, the Company, then, agrees to pay the Cash Award (as described in Paragraph 5 hereof) for all grants in the year of the award pursuant to the provision of Paragraph 5 above. This election must be made within the time and manner prescribed by the Internal Revenue Code as then in effect. The Employee must sign and date an 83(b) Election Notification Form, and provide a copy to the Corporate Secretary of Technitrol, Inc. The Committee may, in its discretion, preclude any employee from making such 83(b) Election. In this case, the limitation on the cash award shall be calculated as if an 83(b) Election is not available to the employee, as stated in 5(a) above.

          10.          Effect of Changes in Common Stock

                         (a)          Recapitalizations; Stock Splits, Etc. The number and kind of shares reserved for issuance under the Plan, and the number and kind of shares subject to outstanding awards shall be proportionately adjusted for any increase, decrease, change or exchange of Shares for a different number or kind of shares or other securities of the Company which results from a merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without the receipt or payment of consideration by the Company.

                         (b)          Conditions and Restrictions on New, Additional, or Different Shares or Securities. If, by reason of any adjustment made pursuant to this Section, an Employee becomes entitled to new, additional, or different shares of stock or securities, such new, additional, or different shares of stock or securities shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the award before the adjustment was made.

                         (c)          Other Issuances. Except as expressly provided in this Section, the issuance by the Company or an affiliate of shares of stock of any class, or of securities convertible into Shares or stock of another class, for cash or property or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, shall not affect, and no adjustment shall be made with respect to, the number or class of Shares then subject to awards or reserved for issuance under the Plan.

          11.          Amendment; Termination

                         The Board of Directors of Technitrol, Inc. may from time to time amend the terms of the Plan and, with respect to any Shares at the time not issued pursuant to the Plan, suspend or terminate the Plan; provided, however, the Committee may seek shareholder approval of an amendment if it is determined to be required by or advisable under regulations of the Securities and Exchange Commission, the rules of any stock exchange on which the Company’s stock is listed or other applicable law or regulation.

                         No amendment, suspension or termination of the Plan shall, without the consent of any affected holders of Shares issued pursuant to the Plan, alter or impair any rights or obligations under any Shares theretofore granted under the Plan.

          12.          Governing Law

                         This Plan shall be governed by the law of the Commonwealth of Pennsylvania, except to the extent that federal law is deemed to apply.